Exhibit 10.45

Exclusive Business Cooperation Agreement

Party A: Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd.

Party B: Shanghai Bohao Information and Technology Company Limited

This Agreement is entered by and between the following two parties on March 16, 2016 in Shanghai municipality.

Party A: Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd.

Legal representative: Weifu Li

Address: 1st Floor, Building A, Tsinghua Unisplendour Science and Technology Park, No.13 Langshan Road, North District of High-tech Zone, Nanshan District, Shenzhen

Phone:

Party B: Shanghai Bohao Information and Technology Company Limited

Legal Representative: Feilong Qiu

Address: Room 1304-2, No. 198 Wudong Road, Yangpu District, Shanghai

Phone:

In accordance with the principles of mutual benefit and strength complementarity and subject to relevant PRC laws and regulations, Party A and Party B reached into the following agreements with respect to the promotion of Party A’s software and committed to abide by which:

1.	Statement, representations and warrants

Party A and Party B make the following statement, representations and warrants to each other:

1.1.	It is an independent legal entity which was legally incorporated and duly existing;
1.2.	It has the qualifications and certificates to enter into the cooperation contemplated hereunder. The cooperation is contained within its business scope;
1.3.	Its legal representative has obtained full authorization to sign this Agreement on behalf of it;
1.4.	It has the abilities to perform the obligations hereunder. Besides, the performance of any of its obligations hereunder shall not conflict with any provisions of any laws applicable to it, nor violate the legal rights and interests of any third party.
1.5.	Any breach of the aforementioned statement, representations and warrants by a party shall be regarded as a breach of this Agreement by such party, which therefore shall assume liabilities for breach in accordance with this Agreement.

2.	Definitions and Interpretations

2.1.	“PRC” shall refer to the People’s Republic of China, excluding Hong Kong, Macao and Taiwan for the purpose of this Agreement.
2.2.	“Product” shall refer to the “ Future Classes”.

3.	Contents of Cooperation

3.1.	In respective of the Future Classes developed by Party B, Party B hereby grants Party A an exclusive license for the sales of the Product within the territory of PRC except the municipality of Shanghai (“Licensed Area”). That means, within the municipality of Shanghai, Party B shall sell Future Classes on its own. While across the remaining areas of the country, Party B may only entrust Party A to promote and sell Future Classes but cannot sell the Product on its own or permit any third party to sell the same.

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4.	Term of Cooperation

The term of the cooperation contemplated hereunder shall be 5 years, which shall be calculated from March 16, 2016 to March 15, 2021.

5.	Rights and Obligations of Party A

5.1.	Party A shall pay fees to Party B in timely manner in accordance with Article 7 below.
5.2.	Within the Licensed Area, Party A shall have the exclusive right to sell or license other parties to sell the Product while Party B may only entrust Party A to promote and sell the Product.
5.3.	Outside the Licensed Area, Party A shall not sell the Product or accept purchase orders from any potential buyers located therein.

6.	Rights and obligations of Party B

6.1.	Party B shall ensure that the sale of the Product by Party A will not infringe the IP rights of any third party.
6.2.	To support Party A’s performance of its obligations within the Licensed Area, Party B shall provide Party A with all necessary assistance, including the provision of advertisements, guidance and the promotional materials.
6.3.	Quality and delivery. Party B shall ensure that Party B will deliver to Party A the Products which are capable to achieve the desired product proposes as it is and in timely manner. The distribution quota among the clients of Party B shall be consistent with the regular prediction informed by Party A to Party B.
6.4.	Improvement. Party B shall timely notify Party A if any new product is developed or any improvement or reinforcement is made to the existing product. The new product or any improvement or reinforcement made to the product as referred in the notice shall be regarded as the Product defined herein.

7.	Fees Payment

7.1.	Purchase order. For the purchase of Product from Party B, Party A shall submit a written purchase order to Party B, therein stating the name of Product ordered, the desired delivery date and any other information necessary for Party B to fulfill the order accurately. Party B shall not refuse to accept the order without good reason.
7.2.	Purchase price. Party B shall sell the Product to Party A at the most favorable price. Party A shall be responsible for the transportation fees, trans-shipment fees and insurance for the Product, as well as other relevant fees prepaid by Party B for the sale the Product to Party A.
7.3.	Pricing by Party A. Party A shall sell the Product at a unified market price.
7.4.	Methods of settlement. All amount payable by Party A to Party B, including but not limited to the purchase price of the Product, shall be remitted to following account of Party B before tax and other deductions. Any and all amount payable by Party A to Party B shall be paid up within 15 days from the invoicing date.

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8.	Relationship between Party A and Party B

This Agreement shall not constitute an employment, partnership, JVC or entrustment in any form between Party A and Party B. Each Party shall be responsible for its own expenses incurred pursuant to this Agreement, including but not limited to the travelling expenses, accommodation fees and client entertainment fees. Neither party shall have the right to sign any contracts or agreements on behalf of the other, or set any obligations to bind the other in any form.

Party A may appoint, employ or otherwise engage the agents or distributors to promote, sell or distribute the Product.

9.	Recission and termination

9.1.	Where the Agreement is terminated in any of the following circumstances except that described in Article 9.1.2, neither Party shall be held liable for such termination, provided the terminating party shall notify the other in writing. The Agreement shall be terminated upon receipt of the notice by the other party.

9.1.1.	Either party loses the qualifications for being a civil subject, such as going into bankruptcy. However, a party undergoing reorganization, change of name or combination with other party shall not attribute to this situation.
9.1.2.	A Party terminates the Agreement in accordance with its provisions because the other party commits a serious breach hereunder. (In this case, only the non-breaching party shall have the right to terminate the Agreement by notice.)
9.1.3.	The Agreement is terminated on account of force majeure or two parties agree upon the termination of the same.
9.1.4.	The Agreement is terminated in accordance with laws and regulations.

9.2.	If there occurs any situation which will prevent the performance of the Agreement or make the purposes of the Agreement impossible, Party A may terminate this Agreement by a notice fifteen days in advance.

10.	Liabilities of breach

10.1.	Except as otherwise stipulated herein, a breach shall be constituted if either party violates any provisions hereof, directly or indirectly, or fails to undertake or fails to undertakes any of its obligations in timely and full manner. In this case, the non-breaching party shall be entitled to order the breaching party to make rectification by a written notice, to take adequate, effective and timely manner to eliminate the consequences resulted therefrom and to compensate the non-breaching party for any losses incurred therefrom. If the breaching party fails to rectify the violation within five business days from the receipt of notice from the non-breaching party, the non-breaching party may early terminate the Agreement by written notice in advance.
10.2.	Except as otherwise stipulated herein, following the occurrence of a breach, based upon the reasonable and objective analysis of the non-breaching party, if the non-breaching party believes that a breach committed by the breaching party shall make the purposes of the Agreement impossible to be achieved substantially, the non-breaching party may early terminate the Agreement by a written notice in advance. And the breaching party shall compensate the non-breaching party for any and all direct loss incurred therefrom.

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11.	Dispute resolution and applicable law

11.1.	Any disputes arising between the two parties during the performance of the Agreement shall first subject to friendly negotiations. If such negotiations fail, either party may subject the dispute to the People’s court of the place where Party A locates.
11.2.	The execution, validity, interpretation, performance of and any dispute in connection with the Agreement shall be governed by PRC laws.

12.	Confidentiality

12.1.	Without the written consensus of the other party, either party shall not disclose to any third party any content of the Agreement or the facts with respect to the execution and performance of the same, as well as the information with respect to the other party or the affiliates of the other party obtained by it during the execution and performance of the Agreement. (except as required by laws and regulations, government department, securities exchange or other regulatory authorities, or the disclosure made to a party’s legal, accounting, or business counsels or other authorized personnel.)
12.2.	The confidentially obligation hereunder shall be permanent, which, however, shall not apply to the following information: (1) the information which is demanded to be disclosed by relevant government departments or judicial authorities; (2) the information which is disclosed to a party’s counsels; (3) the confidential information which is declared by the disclosing party no longer to be confidential.

13.	Force Majeure

13.1.	“Force Majeure” refers to the uncontrollable and unforeseeable event or event that is unavoidable even being foreseen which will prevent, impact or delay a party’s the performance of its obligations in parts or in whole hereunder, including but not limited to government acts, natural disasters, wars, strikes, hacker attacks, computer virus (such as Trojan horse, Worm), or the technical adjustment by the telecom department.
13.2.	When a force majeure event occurs, the affected party shall timely provide a written notice to the other party, stating the way in which the event might influence the performance of the Agreement. Further, the affected party shall provide a full descriptions of the event together with a certificate issued by relevant authority to testify that the affected party cannot perform its obligations in parts or in whole hereunder due to the force majeure within the prescribed period (within 30 days after the occurrence of the force majeure).
13.3.	If the performance of the obligations hereunder is rendered impossible or to be delayed in parts or in whole due to the force majeure, either party shall not be held liable in respective thereof.

14.	Notice and Service

14.1.	Any notice or application given by a party to the other hereunder shall be in writing and delivered via registered mail, express, email or by hand.
14.2.	If the notice is delivered via email, the date of successful transmission suggested in the system shall be date of service; if delivered via registered mail, the date of service shall be the fifth business day after posting for mail; if delivered by hand (including express), the date of service shall be the date of signing for receipt by the recipient. However, the rules provided in this item shall not apply when the recipient fails to receive the notice or application due to any objective factors.
14.3.	Any notices or applications given hereunder shall be addressed to the recipients and sites mentioned below, as amended from time to time by written agreement by the two parties:

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Party A: Shenzhen Asia-Pacific Future Education Technology Development Co., Ltd.

Address: 1st Floor, Building A, Tsinghua Unisplendour Science and Technology Park, No.13 Langshan Road, North District of High-tech Zone, Nanshan District, Shenzhen

Phone:

E-mail:

Contact person:

Party B: Shanghai Bohao Information and Technology Company Limited

Address: Room 1304-2, No. 198 Wudong Road, Yangpu District, Shanghai

Phone:

E-mail:

Contact person:

15.	Amendment

Unless as otherwise provided, after the Agreement enters into effect, neither party shall unilaterally amend the Agreement. Any amendment to the Agreement shall be made in writing and shall take effect only after being signed and sealed by the authorized representatives of both parties. If any amendment agreed by both parties conflicts with, disagrees with or be inconsistent with any of the provisions herein or any provisions stipulated in the annexes, the amendment agreed by both parties shall prevail.

16.	Miscellaneous

16.1.	The annexes hereto shall be an integral part of the Agreement. The Agreement and the annexes shall constitute an entire agreement with respect to the subject matter referred herein and shall supersede any and all prior negotiations, consultations, notices, memorandums, documents, agreements, contracts and correspondences reached between the two Parties with respect to such subject matter, in oral or in writing.
16.2.	If any provision herein is rendered void or unenforceable in part or in a whole due to any reason (including but not limited to breach of any applicable law), the validity, legality and enforceability of the remaining provisions hereunder shall not be affected.
16.3.	The Agreement shall take effect since the date of signing and sealing by the legal/ authorized representatives of the two Parties.
16.4.	This Agreement is written and singed in Chinese.
16.5.	Without prior written consent of the other party, a party shall not assign any of its rights or obligations hereunder to any third party, in part or in a whole.
16.6.	This Agreement shall be executed in duplicates, with each party holding one copy. Each copy shall have equal legal effects.
16.7.	Any matter uncovered herein shall be subject to separate negotiations between the Parties.

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Party A: Shenzhen Asia Pacific Future Education Science and Technology Development Co., Ltd.

Legal/authorized representative: Weifu Li

Date of signing: March 16, 2016

Party B: Shanghai Bio Information Technology Co., Ltd.

Legal/authorized representative: Zhenglong Qiu

Date of signing: March 16, 2016

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